                    REVOLVING CREDIT AGREEMENT AND ASSIGNMENT


                           DATED AS OF MAY 27, 2004

                                      AMONG

               LEASE EQUITY APPRECIATION FUND I, L.P., AS DEBTOR,

                    LEAF FINANCIAL CORPORATION, AS SERVICER,

                                       AND

                        SOVEREIGN BANK, AS SECURED PARTY

                                TABLE OF CONTENTS

The Loans.....................................................................1
Security Interest and Assignment..............................................5
Indebtedness Secured..........................................................7
Representations and Warranties of Debtor......................................8
Eligibility Requirements.....................................................12
Covenants of Debtor..........................................................14
Agreement to Indemnify.......................................................19
Agreements Regarding Collections.............................................20
Prepayments; Mandatory Prepayments...........................................22
Default......................................................................23
Certain Defined Terms Not Defined Elsewhere in the Agreement.................27
Miscellaneous................................................................28

EXHIBITS:

A        Note
B        Assignment
C        Compliance Certificate
D        Continuing Service Guaranty
E        Borrowing Base Certificate
F        Aging Report









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                    REVOLVING CREDIT AGREEMENT AND ASSIGNMENT

         THIS REVOLVING CREDIT AGREEMENT AND ASSIGNMENT (this "Agreement") dated as of May 27, 2004, is made, by and among LEASE EQUITY APPRECIATION FUND I, L.P. ("Debtor"), a Delaware limited partnership with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, LEAF FINANCIAL CORPORATION ("Servicer"), a Delaware corporation with offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, and SOVEREIGN BANK, a national banking association with offices at 3 Radnor Corporate Center, Suite 210, Radnor, PA 19087 ("Secured Party").

                                    RECITALS

         A. Until the Commitment Termination Date (as defined below), Debtor and Secured Party contemplate that Secured Party will from time to time make loans to Debtor upon the terms and conditions set forth in this Agreement.

         B. In exchange for each Loan, Debtor will assign to Secured Party one or more leases, equipment finance or secured financing agreements and will grant to Secured Party a security interest in the equipment or secured financing agreements, the payments and all collateral covering and proceeds arising under said leases and agreements.

         C. Servicer shall service the Loans and administer the Contracts (as defined below) and has agreed to collect the Payments (as defined below) under all Contracts which are the subject of Loans.

         D. Resource America, Inc. has agreed to execute a Continuing Service Guaranty ("Service Guaranty") of even date herewith, in the form of Exhibit D attached hereto, which shall guarantee to Secured Party the prompt performance when due of all services to be performed by Servicer.

         ACCORDINGLY, meaning and intending to be legally bound hereby, the parties agree as follows:

         1. The Loans.

         (a) Loan. Subject to the terms and conditions of this Agreement, Secured Party agrees to establish for the benefit of the Debtor a warehouse line of credit facility (hereinafter, the "Revolving Credit") which shall include cash advanced (individually, a "Loan" and, collectively, the "Loans") to the Debtor up to an aggregate principal amount of $10,000,000 (the "Commitment"), during the period commencing the date hereof and ending on the 364th day following the date hereof unless earlier terminated pursuant to the terms of this Agreement (the "Commitment Termination Date"). On or before 2:00 p.m. (Philadelphia, Pennsylvania time) at least one (1) Business Day prior to its intention to borrow a Loan from the Secured Party pursuant to the terms hereof, Debtor shall have delivered to the Secured Party (x) a written notice ("Loan Request") in the form attached as Schedule B to Exhibit B hereto, signed by an authorized officer of the General Partner specifying the requested borrowing date and the principal amount of such Loan accompanied by (y) a borrowing computation in the form satisfactory to the Secured Party specifying the Borrowing Limit for such requested Loan and the aggregate Borrowing Base outstanding on such date and a list of the Contracts to be assigned in the form of Schedule A to Exhibit B hereto. No Loan shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all Loans would exceed the Borrowing Base. Each Contract offered to Secured Party in connection with a Loan request shall (i) satisfy all of the conditions attributable to an Eligible Contract (as defined below) and (ii) be in form and substance satisfactory to the Secured Party and otherwise comply with the conditions set forth in this Agreement. Each Loan shall be in the amount equal to or greater than One Hundred Fifty Thousand Dollars ($150,000.00). Amounts borrowed and repaid may be reborrowed.

         (b) Note. The Loans made under the Revolving Credit shall be evidenced by a promissory note for the amount of the Commitment (the "Note") duly executed and delivered by the Debtor to the Secured Party substantially in the form of Exhibit A attached hereto.

         (c) Disbursement of Loans; Payments. Loans made by the Secured Party to the Debtor under the Revolving Credit shall be made available by crediting such proceeds to the Operating Account (as defined below) with the Secured Party. The Secured Party shall have the unconditional right and discretion (and the Debtor hereby authorizes the Secured Party) to charge the Operating Account for all of the Indebtedness (as defined below) as it becomes due from time to time under this Agreement.

         (d) Term of the Loan, Payments of Principal and Interest. Principal on Loans advanced under the Commitment shall be due, in full, on the Commitment Termination Date; provided that at no time shall the aggregate principal of outstandings exceed the Borrowing Base. If at any time such excess exists, Debtor will promptly, and in any event within two Business Days, reduce the outstanding aggregate principal balance of the Loans to an amount equal to or less than the Borrowing Base. Accrued interest on Loans advanced under the Commitment shall be paid monthly on the tenth (10th) day of each month and on the Commitment Termination Date. Loans may be voluntarily prepaid as provided in
Section 9(h) hereof.

         (d) Interest Rate. The interest rate applicable to the Loans will be determined and adjusted using LIBOR plus two and one-half percent (2.5%) per annum. "LIBOR" means, with respect to a Unit, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Secured Party by dividing (i) the rate per annum determined by Secured Party to equal the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to that Unit and with a maturity similar to the Contract Period for that Unit are offered to Secured Party at 11:00 A.M. London time (or as soon thereafter as practicable) two (2) Eurodollar Banking Days prior to the first day of that Contract Period by banking institutions in any Eurodollar market selected by Secured Party by (ii) the difference of one (1) less the Reserve Percentage. "LIBOR Unit" means a Loan based on LIBOR or a fluctuating rate of interest based on a Daily LIBOR Index. "Contract Period" means, relative to a LIBOR Unit, a period that shall commence on a Eurodollar Banking Day and end one (1) day, one (1) month, two (2) months or three (3) months thereafter, provided, that (i) if any Contract Period otherwise would end on a day that is not a Eurodollar Banking Day, it shall end instead on the next following Eurodollar Banking Day unless that day falls in another calendar month, in which latter case the Contract Period shall end instead on the next preceding Eurodollar Banking Day and (ii) if any Contract Period commences on a day for which there is no numerical equivalent in the calendar month in which that Contract Period is to end, it shall end on the last Eurodollar Banking Day of that calendar month. "Eurodollar Banking Day " means any Banking Day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at the place where Secured Party's office is located and in New York City. "Reserve Percentage" means the percentage (expressed as a decimal) which Secured Party determines to be the maximum (but in any case less than 1.00) reserve requirement (including, without limitation, any emergency, marginal, special, or supplemental reserve requirement) prescribed for so-called "Eurocurrency liabilities" (or any other category of liabilities that includes deposits by reference to which the interest rate applicable to LIBOR Units is determined) under Regulation D (as amended from time to time) of the Board of Governors of the Federal Reserve System or under any successor regulation which Secured Party determines to be applicable, with each change in such maximum reserve requirement automatically, immediately, and without notice changing the interest rate thereafter applicable to each LIBOR Unit, it being agreed that LIBOR Units shall be deemed Eurocurrency liabilities subject to such reserve requirements without the benefit of any credit for proration, exceptions, or offsets.

         (e) Interest on Overdue Amounts. If Debtor shall fail to timely pay any amount due to Secured Party under any Loan, Debtor shall continue to pay Secured Party interest on such unpaid amount at the per annum rate of interest applicable to that Loan prior to such late payment, provided, however, that if such payment is not made to Secured Party within five (5) Business Days after the applicable due date, then interest upon such unpaid amount shall be paid at a per annum rate equal to three percent (3%) above LIBOR (the "Default Rate").

         (f) Direct and Continuing Liability. Notwithstanding any other provision of the Note or this Agreement, Debtor shall be liable for the full and prompt payment of each Loan. Liability for each Loan will be fully recourse to all of the assets of Debtor (but not to the partners thereof).

         (g) Loans as Debt. The parties intend the Loans to be treated as debt for tax and all other purposes.

         (h) Conditions Precedent for All Loans. Secured Party shall not be obligated to make any Loan to the Debtor hereunder until the following conditions have been satisfied, in addition to any of the other conditions set forth herein:

             (i) Debtor shall have executed and delivered the Loan Request.

             (ii) No Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default on the date of the proposed borrowing shall have occurred and be continuing;

             (iii) (A) All representations and warranties of Debtor contained herein shall continue to be true, correct and complete; (B) Debtor shall have complied with all covenants contained herein; and (C) there shall have been no material adverse change in the financial condition, business, properties, profits or prospects of Debtor; and

             (iv) Debtor shall have executed an assignment ("Assignment") in the form attached hereto as Exhibit B.

         (i) Conditions Precedent for First Advance. In addition to conditions stated in Section 1(i) above, Secured Party shall not be obligated to make the first Loan (the "First Advance") to Debtor hereunder until the following additional conditions have been satisfied:

             (i) the Secured Party shall have received (A) evidence of the legal existence and good standing of the Debtor, LEAF Asset Management, Inc., the Debtor's general partner ("General Partner"), and the Servicer, each dated as of a recent date and issued by the Secretary of State of the State of Delaware, (B) a certificate of the secretary or assistant secretary of the General Partner certifying as to the certificate of limited partnership and limited partnership agreement of the Debtor, the incumbency and signature of the officer of the General Partner who has executed this Agreement and the other documents to be executed in connection herewith and the resolutions of the General Partner authorizing the execution, delivery and performance of this Agreement and the borrowing of the Loans hereunder; (C) a certificate of the secretary or assistant secretary of the General Partner certifying as to the articles of incorporation and the bylaws of the General Partner; and (D) a certificate of the secretary or assistance secretary of the Servicer certifying as to the articles of incorporation and the bylaws of the Servicer and the incumbency and signature of the officer of the Servicer who has executed this Agreement on behalf of the Servicer.

             (ii) the Secured Party shall have received a written opinion of counsel to the Debtor in form and substance satisfactory to the Secured Party;

             (iii) the Secured Party shall have received (A) this Agreement, (B) the Note, (D) the Custodial Agreement (as defined below), and the Service Guaranty, each duly executed and in form and substance satisfactory to the Secured Party;

             (iv) the Secured Party shall have received a certification by the Chief Financial Officer of the General Partner that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of the Debtor since March 31, 2004;

             (v) the Debtor shall have paid the Secured Party's reasonable costs and expenses incurred in the negotiation and preparation of this Agreement and all documents executed in connection herewith; and

             (vi) The Secured Party shall have received a true and correct copy of the original policies of insurance or such other evidence of insurance as the Secured Party may reasonably require that shall evidence that the Debtor has procured an insurance policy of the type described in Section 6(o) hereof.

         (j) Condition Subsequent to Closing. Within ten (10) days of the execution of this Agreement, the Debtor shall cause the execution and delivery to the Secured Party of an inter-creditor agreement by and among the Debtor, the Secured Party, Information Leasing Corporation and ALFA Financial Corporation, OFC Capital Division, which shall be in form and substance satisfactory to the Secured Party.

         (k) Extension of Commitment Termination Date. If the Debtor shall desire to extend the Commitment Termination Date, it shall give a written notice ("Requested Extension Notice") to the Secured Party that shall be executed by an authorized officer of the General Partner and shall set forth the date to which the Commitment Termination Date is sought to be extended. A Requested Extension Notice shall contain an express representation and warranty that all of the representations and warranties contained in Section 4 hereof are true and correct as if made on the date of such Requested Extension Notice. Any Requested Extension Notice in order to be effective shall be given not more than ninety
(90) days nor less than thirty (30) days prior to the Commitment Termination Date. Within thirty (30) days after its receipt of such Requested Extension Notice, the Secured Party shall give notice to the Debtor as to whether or not the Secured Party has approved such request, which approval shall be subject to the sole and absolute discretion of the Secured Party. The failure by the Secured Party to respond to a Requested Extension Notice within thirty (30) days after the Secured Party's receipt thereof shall constitute the disapproval of the Secured Party of the extension of the Commitment Termination Date requested in such Requested Extension Notice.

         2. Security Interest and Assignment.

         (a) Security Interest. For value received, Debtor hereby assigns over to and grants to Secured Party a security interest (the "Security Interest") in and to all of the Debtor's right, title and interest in and to the following properties, rights, interests and privileges, whether now owned or hereafter acquired, and in all products thereof and cash and non-cash proceeds of insurance policies from the loss thereof (all of which properties, rights, interests, privileges and proceeds are hereinafter called the "Collateral").

             (i) Contracts. All lease agreements, conditional sale contracts, pay-per-use agreements, notes, security agreements and/or financing documents and agreements of any kind arising out of a lease, rental or provision of, or financing of Equipment (as defined below) and other secured financing agreements entered into between Debtor as lessor, seller, provider or lender and the entity named therein as lessee, purchaser, user or borrower (together with any guarantors or other parties obligated in respect of the Contracts, an "Obligor" or the "Obligors"), together with any master lease agreements or other documents which relate to the above described documents, all of which are in each case covered by or identified in any Assignment (collectively the "Contracts");

             (ii) Goods. All goods and other property and rights covered by or securing any Contract assigned to Secured Party, together with all accessories, accessions, attachments and appurtenances appertaining or attached to or used in connection with any of such property, whether now owned or hereafter acquired (the "Equipment");

             (iii) Obligor Guaranties. All guaranties given to Debtor, or under which Debtor has rights, by any person or entity guaranteeing the payment and/or performance of any Contract assigned to Secured Party (an "Obligor Guaranty");

             (iv) Rights and Payments. All right, title and interest of Debtor in, under and to the Contracts, and all rents and other sums due and to become due thereunder, including any and all extensions or renewals thereof ("Payments");

             (v) Software. All software products and license agreements or rights covered under any Contract assigned to Secured Party (to the extent Debtor has transferable rights in such software);

             (vi) Other Security. All instruments, documents of title, accounts, general intangibles, or money in each case related to, or property of any kind securing the payment of, any Contract assigned to Secured Party except as the same may now or hereafter be pledged or sold to Information Leasing Corporation pursuant to the Master Program Agreement dated September 29, 2003 or to ALFA Financial Corporation, OFC Capital Division pursuant to the Master Loan and Security Agreement dated November 26, 2003, as both may hereafter be amended (the "Excluded Assets");

             (vii) Substitutions, Renewals, Replacements, Improvements. All enhancements to and substitutions, renewals and replacements of, and improvements to, any of the foregoing;

             (viii) Proceeds. All cash and noncash proceeds of any of the foregoing including, but not limited to, insurance proceeds and casualty loss payments ("Proceeds");

             (ix) General Corporate Assets. Except for the Excluded Assets (i) all of Debtor's inventory now owned or hereafter acquired; (ii) all of the Debtor's documents of title now owned or hereafter acquired; (iii) all of the Debtor's accounts now existing or hereafter arising; (iv) all of the Debtor's general intangibles, contract rights, chattel paper, documents, and instruments now existing or hereafter acquired or arising; (v) all guaranties of the Debtor's existing and future accounts and general intangibles and all other security held by the Debtor for the payment or satisfaction thereof; (vi) the goods or the services, the sale or lease or performance of which gave rise to any account or general intangible of the Debtor, including any returned goods;
(vii) all of the Debtor's Equipment now owned or hereafter acquired; (viii) any balance or share belonging to the Debtor of any deposit, agency or other account with any Secured Party and any other amounts which may be owing from to time by any Secured Party to the Debtor; (ix) all letters of credit; (x) all property of any nature whatsoever of the Debtor now or hereafter in the possession of or assigned or hypothecated to the Secured Party for any purpose; (xi) monies, deposit accounts, certificates of deposit; and (xii) all Proceeds of all of the foregoing, including all Proceeds of other Proceeds and all rights of Debtor, or any subsidiary of Debtor, as servicer and/or administrator for any chattel paper and equipment of third parties.

         (b) No Assumption by Secured Party. Secured Party shall not be deemed by reason of any Assignment to have assumed any of Debtor's, or any lessor's or vendor's, obligations under any Contract.

         3. Indebtedness Secured.

         (a) Security for Loan Related to Assignment and Other Indebtedness. The Collateral, together with all other property of the Debtor of any kind held by the Secured Party, shall constitute one general, continuing collateral security for and shall secure the full and prompt payment of all Loans made pursuant to this Agreement and all other amounts due to Secured Party under this Agreement, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and including any sums advanced and any reasonable costs and expenses, including, but not limited to, attorneys' fees, incurred by Secured Party pursuant to or in connection with this Agreement (all of which is herein sometimes referred to as the "Indebtedness") and shall be retained by the Secured Party as collateral security until all of the Indebtedness has been satisfied in full, except as otherwise provided in Section 3(b) below.

         (b) Periodic Releases. Provided no Event of Default shall have occurred and be continuing, at such time as Secured Party has received the payment in full of the Prepayment Amount (as hereinafter defined) with respect to any Contract relating to a Loan outstanding under this Agreement, upon the Debtor's written request, Secured Party shall release its Security Interest in the Contract and the other Collateral directly related to the Contract within one
(1) Business Day of the receipt of such payment of the Prepayment Amount, without recourse to, and without representations or warranties by, Secured Party of any kind whatsoever, provided, however, that no release of a Contract and related Collateral shall be effective unless authorized by the Secured Party in writing in accordance with the provisions of Section 6 of the Custodial Agreement. Upon Secured Party's release of Collateral as provided above, the released Collateral shall no longer constitute security for the payment of any Indebtedness.

         4. Representations and Warranties of Debtor.

         Debtor represents and warrants (each representation and warranty shall be considered as having been made and restated concurrently with the making of any Loan as an inducement to Secured Party to make such Loan) that:

         (a) Organization and Qualification. Debtor is a limited partnership organized, validly existing and in good standing under the laws the State of Delaware; and Debtor is duly qualified and in good standing as a foreign business entity authorized to do business in each state or jurisdiction where such qualification is necessary or where lack of qualification would have a materially adverse affect on Secured Party's rights and remedies with respect to the Collateral.

         (b) Authorization. Debtor is duly authorized to execute and deliver this Agreement, and is and will (as long as this Agreement is in effect and thereafter until payment in full of all amounts due and owing Secured Party pursuant to any Note or this Agreement) continue to be, duly authorized to perform all of Debtor's obligations to Secured Party under this Agreement and under each Note, instrument and document delivered in connection with this Agreement.

         (c) No Conflict. The execution and delivery of this Agreement by Debtor does not, and the performance by Debtor of its obligations under this Agreement will not, conflict with any provision of law, rule or regulation or of its certificate of limited partnership or limited partnership agreement or of any agreement or court or administrative order, judgment or decree binding upon Debtor.

         (d) Financial Statements. Debtor has delivered to Secured Party copies of (i) Debtor's most recent annual audited financial statements, prepared and certified by an independent firm of certified public accountants satisfactory to Secured Party, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly Debtor's financial condition as at such date, and the results of Debtor's operations for the twelve (12) month period then ended and (ii) Debtor's most recent quarterly financial statements, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter and presenting fairly Debtor's financial condition as at such date and the results of its operations for the quarter then ended, certified as true and correct by the president, executive vice president, controller or chief financial officer of Debtor's general partner, and since the date of the above described financial statements there has been no material adverse change in Debtor's financial condition.

         (e) Litigation and Contingent Liabilities. There are no judicial or administrative proceedings pending or, to Debtor's knowledge, threatened against the Debtor in any court or any governmental authority except as shown on
Schedule 4(e) attached hereto and made a part hereof. There are, to Debtor's knowledge, no investigations (civil or criminal) pending or threatened against the Debtor in any court or before any governmental authority. No executive officer of the General Partner has been indicted in connection with or convicted of engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or, to Debtor's knowledge, under investigation in connection with any anti-racketeering or other conduct or activity which may result in the forfeiture of any property to any governmental authority. Other than any liability incident to the litigation or proceedings disclosed in such schedule, Debtor has no contingent liabilities not provided for or disclosed in the financial statements referred to in Section 4(d).

         (f) Addresses. Debtor's records concerning that part of the Collateral constituting accounts or chattel paper are kept at the address specified on the first page hereof, which is Debtor's chief executive office and principal place of business.

         (g) Trade names. Debtor has not conducted and does not conduct business under any trade name or assumed name other than those set forth on Schedule 4(g) attached hereto.

         (h) Taxes. The Debtor has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

         (i) No Default. The Debtor has satisfied all judgments and the Debtor is not in default with respect to any judgment, writ, injunction, decree, material rule, or material regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         (j) Compliance With Laws. To the best of Debtor's knowledge, Debtor has complied with all applicable laws and has obtained all the necessary authorizations, certificates, permits, licenses and approvals required by any governmental authority.

         (k) Solvency.

             (i) The present fair salable value of the assets of Debtor after giving effect to the funding of the Loans hereunder exceeds the amount that will be required to be paid on or in respect of the debts and other liabilities (including contingent liabilities) of Debtor as they mature;

             (ii) The assets of Debtor do not constitute unreasonably small capital for Debtor to conduct its business as now conducted and as proposed to be conducted, including the capital needs of Debtor; and

             (iii) Debtor does not intend to, nor does Debtor believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Debtor and of amounts to be payable on or in respect of debt of Debtor). The cash available to Debtor, after taking into account all other anticipated uses of the cash of Debtor, is anticipated to be sufficient to pay all amounts on or in respect of the Indebtedness when the Indebtedness or any part thereof is required to be paid.

         (l) Other Contracts. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of any other contract, agreement or instrument to which Debtor is a party or by which it is bound, or constitute a default under any such agreement or instrument.

         (m) Title to Properties; Leases. Debtor has good and marketable title to its property, free and clear of all liens except for the Permitted Liens. Any Contract to be assigned under this Agreement is valid and subsisting and is in full force and effect.

         (n) Public Utility Holding Company Act. The Debtor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (o) Disclosure of Confidential Information. In the event that the Debtor provides to the Secured Party written confidential information belonging to Debtor, if Debtor shall denominate such information in writing as "confidential," Secured Party shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) are disclosed with the Debtor's consent, (iii) must be disclosed either pursuant to any governmental requirement or to persons regulating the activities of Secured Party provided, Secured Party shall endeavor to provide notice to the Debtor as soon as practicable in the event Debtor desires to enjoin the disclosure of such information, or (iv) as may be required by law or regulation or order of any governmental authority in any judicial, arbitration or governmental proceeding.

         (p) Regulation O. No director or executive officer of the General Partner or principal shareholder of the Debtor is a director, executive officer or principal shareholder of the Secured Party. For the purposes hereof the terms "director" "executive officer" and "principal shareholder" (when used with reference to the Secured Party), have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         (q) Environmental Matters. Except as shown on Schedule 4(q) attached hereto and made part hereof:

             (i) To the best of Debtor's knowledge, no Equipment presently owned, leased or operated by Debtor contains, or has previously contained, any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term (hereinafter, collectively, "Hazardous Substances") under any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants, or toxic or hazardous substances on human health or the environment (collectively, the "Environmental Laws") in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law;

             (ii) To the best of Debtor's knowledge, Debtor is in compliance, and, for the duration of all applicable statutes of limitations periods, has been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about any properties presently owned, leased, or operated by Debtor or violation of any Environmental Law with respect to such properties which could reasonably be expected to interfere with any of their continued operations or reasonably be expected to impair the fair saleable value thereof;

             (iii) Debtor has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws and Debtor has no knowledge that any such notice will be received or is being threatened;

             (iv) To the best of Debtor's knowledge, Hazardous Substances have not been transported or disposed of in a manner or to a location which are reasonably likely to give rise to liability of Debtor under any Environmental Law; and

             (v) No judicial proceeding or governmental or administrative action is pending ,or to the knowledge of Debtor, threatened under any Environmental Law to which Debtor is, or to Debtor's knowledge will be, named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding, the implementation of which is reasonably likely to have a material adverse effect on Debtor's business, financial condition, Collateral or prospects under any Environmental Law.

         (r) Landlord or Warehouseman's Liens. To the best of the Debtor's knowledge, no owner of any premises occupied by the Debtor and/or warehouseman of any warehouse where the Collateral, or any of it, is kept presently holds or may in the future hold an interest in or a claim against the Collateral, and, if so required by the Secured Party, the Debtor shall procure such landlord and/or warehouseman's consent to allow the Secured Party on such premises to dispose of or deal with any Collateral located thereon.

         5.       Eligibility Requirements.

         Each of the Loans made pursuant to this Agreement will be made on the basis that the Contracts assigned to Secured Party with respect to each Loan are, at the time that the Loan is made, and will be at all times thereafter until payment in full of such Loans continue to be, Eligible Contracts. In order for a Contract to be an "Eligible Contract", all of the following conditions must be true, correct and satisfied with respect to the Contract, the Payments due under the Contract and the related Collateral:

         (a) Waiver of Defenses. The Contract provides that the Obligor under the Contract waives all defenses, set-offs, counterclaims, deductions or allowance or adjustment against the assignee of the lessor, vendor or financier.

         (b) Bona Fide Transaction. The Contract arises from a bona fide lease or sale of the Equipment or other secured financing arrangement, in the ordinary course of business of the Obligor described in the Contract. The Obligor's billing address and the Equipment is located in the United States of America or where the Uniform Commercial Code is applicable.

         (c) Compliance with Laws; Validity, Enforceability; No Liens. The Contract complies in all material respects with all applicable laws and regulations (including, without limitation, interest/usury laws); the Contract is genuine, valid, enforceable in accordance with its terms, accurately describes the related Equipment and Collateral and the Payments due under the Contract, and is in all respects what it purports to be; the Contract, the Payments due under the Contract, the related Equipment and Collateral and all proceeds thereof are not subject to any lien, claim or security interest except the interest of the Obligor and Debtor under the Contract and the lien in Secured Party's favor.

         (d) Good Title. At the time of the Loan made with respect to the Contract, Debtor had (i) good title to the Contract and either good title or a first priority interest in Collateral, free of all liens, claims or security interests; and (ii) all legal power, right and authority to assign the Contract to Secured Party.

         (e) Interest Transferred. A first priority perfected security interest in the Contract, the Payments due under the Contract, and each Obligor Guaranty related to the Contract, free of all liens, claims or security interests, and valid security interest superior to the rights of all others in the Collateral, and all proceeds thereof, shall be vested in Secured Party by the Assignment.

         (f) Entire Agreement. The Contract represents the total and complete agreement between Debtor and Obligor with respect to the Collateral and Debtor has entered into no other agreements, whether written or oral, with the Obligor in respect of the Collateral.

         (g) Written Agreements. At the time a Loan is made with respect to a Contract, Debtor has informed Secured Party in writing of all agreements entered into in connection with the Contract and fully executed copies (all original copies if requested by Secured Party) of all those agreements will be delivered to Secured Party simultaneously with delivery of the Contract.

         (h) Capacity and Authority. Each party to the Contract or any Obligor Guaranty has all the legal capacity, power and right required for it to enter into the Contract or Obligor Guaranty and any supplemental agreements, and to perform its obligations thereunder; all such actions have received all corporate or governmental authorization required by any applicable charter, by-law, constitution, law rule or regulation.

         (i) No Obligor Default. No Obligor Default (as defined below in Section 9(c)), or event which with the passage of time or giving of notice, or both, would become an Obligor Default, exists and Debtor had no knowledge of any fact that may impair the Contract's validity. No Obligor is in bankruptcy, receivership, reorganization or, to Debtor's knowledge, is insolvent. No material change has occurred with respect to the Contract or the Obligor.

         (j) No Setoffs of Claims. There exist no setoffs, counterclaims or defenses on the part of any Obligor under the Contract or any Obligor Guaranty to any claims against or obligations of any obligor thereunder.

         (k) No Impairment of Value. Debtor has not done anything that might impair the value of the Contract or any related Obligor Guaranty or any of Secured Party's rights under the Contract, any related Obligor Guaranty, or to the Equipment covered by the Contract or Payments due under the Contract.

         (l) Insurance. The Contract requires that the Equipment covered by or the subject of the Contract be insured to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated and as Debtor or its assigns may reasonably request from time to time.

         (m) Taxes. All taxes, assessments, fines, fees and other liabilities relating to the Contract, the Payments due under the Contract, the related Collateral, or any related Obligor Guaranty have been paid when due, and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made, except for taxes being contested in good faith.

         (n) No Debtor Default or Violation. Neither Debtor nor the vendor or lessor of the Equipment is in default of any of such party's obligations under the Contract or arising by contract or imposed by applicable law, rule or regulation with respect to the Contract and the related Equipment.

         (o) Perfection. Debtor has taken, at its expense, all steps from time to time requested by Secured Party to perfect (and continue the perfection of) Secured Party's Security Interest in the Contract, the Payments and the Equipment covered by the Contract. Notwithstanding the foregoing, Secured Party acknowledges that Debtor files financing statements only for Equipment having an original cost of over $25,000 for finance leases and over $50,000 for "true leases". Perfection will be accomplished by Debtor's perfection of a security interest against the Obligors and Secured Party's perfection of its security interest against Debtor.

         (p) No Amendments. The Contract has not been rewritten or amended to eliminate a payment default or other delinquency other than those amendments or changes made in the ordinary course of business.

         (q) No Prepayments. At the time of the Loan made with respect to the Contract, no amounts have been prepaid on the Contract except advance payments and security deposits which are required by the terms of the Contract.

         (r) Term. The Contract does not have a remaining term greater than eighty-four (84) months.

         (s) Past Due. No Contract payments are more than sixty-one (61) days contractually past due.

         (t) Borrowing Base. The Contract has not been a part of the Borrowing Base for more than nine (9) months after the consummation of a commercial paper conduct facility between Debtor and Secured Party.

         (u) Affiliate; Concentration. Obligor is not an affiliate of Debtor. The aggregate amount owed by an Obligor under all Contracts does not exceed $500,000, which can be increased with prior credit approval of Secured Party.

         (v) Hell or High Water. The Contract shall contain a "Hell or High Water" clause that unconditionally obligates the Obligor to make periodic Contract payments (including taxes), notwithstanding damage to or destruction of the Equipment that is the subject of the Contract, or any other event, including obsolescence thereof.

         6. Covenants of Debtor.

         Debtor covenants that so long as the Commitment is in effect or Indebtedness is outstanding, Debtor shall:

         (a) Financial Statements. Furnish to Secured Party: (i) as soon as available, but not later than sixty (60) days after the end of each quarter (except the last) of each fiscal year, quarterly unaudited financial statements concerning Debtor's business, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, presenting fairly Debtor's financial condition as at the end of that quarter and containing such data as may be reasonably requested by Secured Party, and certified as true and correct by Debtor's president, executive vice president, controller or chief financial officer; (ii) as soon as available, but not later than one hundred-twenty (120) days after the end of each fiscal year, a copy of Debtor's annual audit report for that year, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly Debtor's financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and signed by independent certified public accountants of recognized standing or otherwise satisfactory to Secured Party; (iii) at the time that any financial statements furnished under clause
(i) or (ii) above, a compliance certificate in substantially the same form as Exhibit C attached hereto or such other form as shall be satisfactory to Secured Party, signed by the president, executive vice president, controller or chief financial officer of the General Partner setting forth Debtor's compliance or noncompliance with the covenants and obligations under this Agreement and providing details as to such matters, and if Debtor is not in compliance with any such covenant or obligation, setting forth a statement indicating the measures taken and proposed, and the time for Debtor's return to compliance, and
(iv) from time to time any other information as Secured Party may reasonably request.

         (b) Notice of Adverse Events. Notify Secured Party promptly upon Debtor's learning of (i) any default by any Obligor, and/or (ii) any and all litigation claiming in excess of One Hundred Fifty Thousand Dollars ($150,000) from the Debtor, or which may otherwise have a material adverse effect on the Debtor's business or the Secured Party's interest in any Collateral, or any other matters or events concerning Debtor which might reasonably be construed to have a material adverse effect on the Debtor's business and/or the Secured Party's interest in any Collateral or any of Secured Party's rights under this Agreement.

         (c) Access to Books and Records. Permit the Secured Party, its officers or representatives (including any field examiner or auditor retained by Secured Party), upon at least two (2) Business Days' written notice, to inspect and make copies of Debtor's books of account, records, reports and other papers, and to conduct field audits, and to discuss the Debtor's affairs, finances and accounts with its officers, employees and independent certified accountants, with the reasonable costs and expenses (including reasonable travel expenses) of such audits to be paid by Debtor, provided that the Debtor and the Secured Party shall mutually agree upon the field examiner or auditor retained pursuant to this section. Notwithstanding the foregoing, so long as no Event of Default shall have occurred or be continuing, the Debtor shall bear the cost of not more than one (1) audit. Upon the occurrence of an Event of Default, the Secured Party and/or the Secured Party's officers or other representatives shall be entitled to conduct as many audits of Debtor's books of account, records, reports and other papers, to make copies thereof at the Debtor's offices, and to conduct field audits, and to discuss the Debtor's affairs, finances and accounts with its officers, employees and independent certified public accountants, all at Debtor's expense, as Secured Party shall deem necessary, in its sole discretion, on the condition that such Event of Default has occurred and is continuing at the time when Secured Party, Secured Party's officers or other representatives commence such audit(s), even if Debtor cures such Event of Default before Secured Party, Secured Party's officers or other representatives complete such audit.

         (d) Taxes, Etc. Make or cause to be made all filings in respect of, and pay or cause to be paid when due, all taxes, assessments, fines, fees and other liabilities (including all taxes and other claims in respect to the Contracts and the related Equipment), except for taxes being contested in good faith.

         (e) Continuity of Business. Not (i) cease to engage in substantially the same line of business in which Debtor is engaged on the date of this Agreement, (ii) cease to obtain or maintain the permits and approvals necessary to conduct such business, (iii) cease to engage in the sale, lease and remarketing of goods comparable to the Equipment, or (iv) without Secured Party's prior written consent, sell, transfer or convey a substantial part of Debtor's assets outside of the ordinary course of business, which shall include non-recourse financing, or effect or be a party to any merger, consolidation, dissolution or liquidation, or (v) without the Secured Party's prior written consent, which shall not be unreasonably delayed withheld, conditioned or delayed, acquire all or a material portion of the ownership or assets of or in any Person or engage or enter in a merger or consolidation with or into or acquisition of or by any Person, other than assets which shall constitute Contracts as to which a Security Interest will be granted hereunder.

         (f) Performance of Obligations. Perform all Debtor's obligations arising by contract or imposed by applicable law, rule or regulation with respect to the Contracts and the related Equipment.

         (g) Changed Locations. Notify Secured Party at least thirty (30) days prior to Debtor's (i) changing the location of Debtor's principal place of business or chief executive office or (ii) opening or closing any places of business in any jurisdictions where such openings or closings might affect the place where a UCC financing statement or similar document would need to be filed in order to perfect or protect Secured Party's security interest or other interest in any of the Collateral.

         (h) Defense Against Claims. Defend the Collateral against the claims and demands of all other parties, including without limitation defenses, set-offs, claims, cross claims and counterclaims asserted by any obligor against Debtor or Secured Party and claims, cross claims and counterclaims asserted by any other creditor claiming an interest in the Collateral.

          (i) Delivery of Additional Documents. Upon Secured Party's reasonable request will deliver to Secured Party or its designees any relevant instruments, documents of title and chattel paper representing or relating to the Collateral or any part thereof, and all schedules, invoices, shipping, or delivery receipts, together with any necessary endorsement or assignment and all purchase orders, contracts, or other documents representing or relating to purchases or other acquisitions or sales, leases or other dispositions of the Collateral and the proceeds thereof and any and all other schedules, documents, and statements relating to the Collateral which Secured Party may from time to time reasonably request.

         (j) UCC Financing Statements; Other Perfection Actions. Secured Party is hereby authorized to file financing statements and amendments to financing statements without Debtor's signature, in accordance with the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania ("UCC"), in any filing office as Secured Party, in its sole discretion may determine. Debtor hereby agrees to comply with the requests of the Secured Party in order for Secured Party to have and maintain a valid, duly perfected, first priority security interest in and lien on the Collateral as required hereby, including, without limitation, executing and/or causing any other person to execute such documents as the Secured Party may require to obtain control and/or possession (as each term is defined in the UCC), as may be necessary, of all deposit accounts, chattel paper and electronic chattel paper of the Debtor. Without limiting the generality of the foregoing, in order for the Secured Party to have a valid, duly perfected, first priority security interest in and lien on the Contracts and notes, stock powers, letters of credit, certificates and documents of title, chattel paper, warehouse receipts, instruments and other similar instruments that may constitute Collateral, the Debtor, the Secured Party, the Servicer and U.S. Bank, National Association shall enter into and execute Custodial Agreement dated as of the same date herewith ("Custodial Agreement") which shall be in the form and substance satisfactory to the Secured Party. Secured Party represents and warrants that it is located in the Commonwealth of Pennsylvania and, accordingly, possession of the Collateral subject to the Custodial Agreement shall be deemed to be in the Commonwealth of Pennsylvania.

         (k) Monthly Reports. Debtor shall by the twenty-fifth (25th) day of each month, provide to Secured Party, each in form and detail satisfactory to Secured Party and certified by the president, executive vice president, controller or chief financial officer of the General Partner (i) an aging report on all assigned Contracts in the form of Exhibit F attached hereto and (ii) a borrowing base certificate in the form of Exhibit E attached hereto.

         (l) Financial Covenants.

             (i) Maintain a minimum Adjusted Partner's Capital of $5,000,000 from the date hereof and hereafter through and including the termination of the agreement;

             (ii) Maintain an Interest Coverage Ratio of at least 1.10:1 to be measured quarterly from the quarter ending September 30, 2004 until termination of this Agreement; and

             (iii) Maintain a Senior Leverage Ratio no greater than 6:1.

As used herein "Interest Coverage Ratio" means earnings before interest, taxes, depreciation and amortization divided by interest expense; "Adjusted Partner's Capital" means Partner's Capital plus Subordinated Debt; "Partner's Capital" means the sum of Capital Contributions (as such term is defined in the Debtor's Agreement of Limited Partnership), plus retained earnings, if any; "Subordinated Debt" means all of the Debtor's debt which is specifically junior or subordinated to the Indebtedness. The "Senior Leverage Ratio" shall be calculated by dividing the Debtor's Combined Recourse Debt by the Debtor's Adjusted Partner's Capital. "Combined Recourse Debt" means all Debtor's debts and liabilities, but excluding third party accounts payable, accrued expenses, non-recourse debt and intercompany obligations.

         Beginning on October 1, 2004, the General Partner will provide financial statements along with a compliance certificate, as described in
Section 6(a) above, so long as the Commitment is in effect.

         (m) Fees. Pay the following fees: (i) closing fees and expenses (including reimbursement of reasonable audit and legal expenses), (ii) an "upfront fee" of $15,000 payable over the next three months, and (iii) an unused commitment fee ("Unused Commitment Fee") equal to one quarter of one percent (0.25%) of the average daily unused balance of the Commitment during each calendar quarter payable quarterly in arrears at the end of each calendar quarter commencing with the calendar quarter ending June 30, 2004 and ending on the date of termination of the Commitment. The Unused Commitment Fee shall accrue from the date of closing but will not be payable until the June 30, 2004 calculation in arrears. These fees shall be paid on the tenth (10th) day of the month following a calendar quarter end.

         (n) Use of Proceeds. Each Loan shall be used by the Debtor to finance all or a portion of the cost to the Debtor of the Contracts.

         (o) Insurance. Debtor maintain insurance coverage on its property of a character usually insured by persons engaged in the same or similar business against loss or damage of the kinds and in the amounts customarily insured against by such persons as described in Schedule 6(o). Without limiting the generality of the foregoing, the Debtor hereby agrees that the Secured Party shall be entitled to the insurance proceeds of any claims for casualty loss of any of the Collateral made by the Debtor under any of its insurance policies if required pursuant to Sections 9 or 10 hereof.

         (p) Compliance with Laws. Debtor shall comply in all material respects with all applicable laws and regulations, including the Employee Retirement Income Security Act of 1974, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and all other applicable environmental laws and regulations.

         (q) Liens and Encumbrances. Not (i) execute a negative pledge agreement with any person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereinafter acquired, to be subject to a lien or be subject to any claim except for the Permitted Liens.

         (r) Operating Account. Establish and maintain an operating account ("Operating Account") with Secured Party, provided that the minimum balance of funds held in the Operating Account shall at any time and at all times be in excess of $100,000.00. The funds held in the Operating Account shall also constitute collateral security for the Indebtedness.

         (s) Guarantees; Other Indebtedness. Provide to the Secured Party with advance written notice of its intent to (i) become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future debts of any kind of any Person, except for the endorsement in the ordinary course of business of negotiable instruments for deposit or collection; and/or become liable for any indebtedness or obligations other than the Indebtedness; and (ii) make any prepayments on any existing or future indebtedness other than the Indebtedness.

         (t) Change of Control. Not, without the Secured Party's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, take any action which may result in a replacement of the General Partner.

         7. Agreement to Indemnify.

         (a) Indemnification. Secured Party assumes no obligation or liability to the Obligor under any Contract and no assignment of any Contract shall impose any such obligation or liability on Secured Party. Debtor agrees to indemnify, defend and save Secured Party, and its respective officers, employees and agents, harmless of, from and against any losses, demands, obligations, injuries, damages, penalties, forfeitures, claims, costs, expenses (including court costs and reasonable attorney's fees) or liabilities which may at any time be brought, asserted, incurred, assessed or adjudged against Secured Party, related to or arising from (i) the Contracts and the related Collateral excluding any of the foregoing relating to any action by any regulatory agency with jurisdiction over Secured Party, but, including, without limitation, those arising or resulting from: (ii) any alleged failure of any Contract or the related Equipment to comply with any applicable law, rule, regulation or contractual specification; (iii) any alleged failure on Debtor's part to keep or perform any of its obligations, express or implied, with respect to any Contract or the related Equipment; any alleged injury to persons or property or any violation or invasion of any patent or invention rights; any governmental fees, charges, taxes or penalties (other than from relating to the revenue or income of Secured Party) levied or imposed in respect to any Contract or any related Equipment; (iv) any breach by Debtor of any of its representations, warranties, covenants or other obligations or agreements contained in this Agreement, in any Contract or in any agreement related hereto or thereto; (v) any claim of any other creditor of the Debtor against the Secured Party arising out of any transaction hereunder or in any way related hereto, unless resulting from acts or conduct of the Secured Party constituting willful misconduct or gross negligence; or (vi) any inaccuracy in any information provided to Secured Party by Debtor. The provisions of this Section 7 shall survive termination of the Commitment.

         (b) Indemnity Notices; Control of Proceedings. Debtor will give Secured Party notice of any event or condition that requires indemnification by Debtor hereunder, or any allegation that such event or condition exists, promptly upon obtaining knowledge thereof. Debtor may, at its option assume the defense of any claim or lawsuit for which Secured Party seeks indemnification hereunder, and after any such assumption Secured Party shall no longer defend such claim or lawsuit, provided that counsel shall be reasonably satisfactory to Secured Party. Debtor agrees to pay all amounts due hereunder promptly on notice thereof from Secured Party. To the extent that Debtor may make or provide to Secured Party's satisfaction for payment under this indemnity provision, and if Debtor is otherwise in compliance with the terms of this Agreement, Debtor shall be subrogated to Secured Party's rights with respect to such event or condition and shall have the right to control litigation related thereto and to determine the settlement of claims thereon. All of the indemnities and agreements contained in this Section shall survive and continue in full force and effect notwithstanding termination of this Agreement or of any Contract.

         8. Agreements Regarding Collections.

         (a) Collections. Servicer agrees to collect Payments under all Contracts which are the subject of Loans. Servicer will undertake such collections as servicer and not as Secured Party's agent, and in connection therewith will, at its sole cost and expense, diligently perform all billing and collecting for amounts due and to become due with respect to such Contracts. Servicer shall bill obligors in accordance with its standard billing procedures.

         (b) Books and Records. So long as Servicer shall administer the Contracts, Servicer shall maintain books and records pertaining to all such Contracts. Subject to the limitations in Section 6(c) hereinabove, Servicer shall give Secured Party and its representatives during normal business hours and upon reasonable notice, access to all records, files, books of account, databases and information pertaining to all Contracts and Payments which are the subject of Loans made pursuant to this Agreement and shall permit such representatives to inspect, audit, and to make extracts there from.

         (c) Taxes. Servicer will make or cause the Obligor to make all filings in respect of, and file or cause the Obligor to file for and remit payments received on account of, any and all personal property taxes, license, permit and registration fees, sales, use, excise, or similar taxes, together with any penalties or interest in connection therewith, now or hereafter imposed by any state, Federal or other government or agency on any Equipment covered or Payments due under any Contracts, whether the same shall be payable by or billed or assessed to the Obligor, Debtor or Secured Party.

         (d) Power of Attorney. Servicer hereby irrevocably constitutes and appoints Secured Party after the occurrence and during the continuation of any uncured Event of Default, as Servicer's true and lawful attorney with full power of substitution, for Servicer and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all Payments and other sums due under Contracts assigned hereunder, to endorse, in writing or by stamp, Servicer's name or otherwise on all checks, collections, receipts or instruments given in payment or part payment thereof. Secured Party's authority may be delegated by Secured Party to any qualified entity with which Secured Party has arranged for the performance of any billing, collection or administration of Contracts.

         (e) Secured Party's Discretion. After the occurrence and during the continuation of any uncured Event of Default, Secured Party and its designee may take or fail to take whatever action with respect to the collection of such Payments and receipt of such funds as Secured Party or such designee, in their reasonable but sole discretion, shall deem proper. Regardless of any such action Secured Party may or may not take, the provisions of Section 9 which govern prepayment will remain in force and shall be unaffected by any such action or failure to act on Secured Party's part.

         (f) Reimbursement of Collection Expenses. Debtor agrees to reimburse Secured Party, within ten (10) days after Secured Party's request therefor, for all reasonable and customary out-of-pocket expenses and costs which have been incurred in connection with Secured Party's billing and collection of such Contracts, including but not limited to the costs and expenses incurred or charged in connection with the delegation of such responsibilities to a designee.

         (g) Application of Payments; Excess Payments to Reserve. Following any Event of Default and during the continuation thereof, Secured Party may receive all Payments under the Contracts and apply such Payments against any amounts due from Debtor on account of the Loans or otherwise. The amount of Payments received in excess of amounts shall be allocated by Secured Party to an interest bearing reserve account for the benefit of Debtor ("Reserve") and held for later application against amounts due from Debtor or release to Debtor as provided below.

         9. Prepayments; Mandatory Prepayments.

         (a) Contract Prepayments. If a Contract is prepaid in full for any reason, Debtor shall forthwith prepay in full the Prepayment Amount related to such Contract, subject to provisions of Section 3 hereof.

         (b) Mandatory Partial Prepayment of Loans (Lack of Eligibility). In the event that (i) the Contract related to any Loan at any time is not an Eligible Contract or ceases to be an Eligible Contract, and (ii) Secured Party in its sole discretion requests or demands that the Loan be paid with respect to such Contract, then Debtor shall make a mandatory prepayment of the Loan within three Business Days of Secured Party's request or demand, by paying to Secured Party the Prepayment Amount with respect to the Contract, determined as of the date of prepayment.

         (c) Mandatory Partial Prepayment of Loans (Obligor Default). Upon any
(i) failure of an obligor under any Contract to make a Payment within sixty (60) days of the due date of that payment; (ii) failure of any Obligor to perform any of its material obligations under any Contract which failure is not cured within 30 days of notice; (iii) insolvency of any Obligor, inability of any Obligor to pay its debts as they mature, the making by any Obligor of an Assignment for the benefit of creditors, or institution of any proceeding by or against any Obligor alleging that the obligor is insolvent or unable to pay its debts as they mature if such proceeding is not withdrawn or dismissed within sixty (60) days after its institution; (iv) entry of any final judgment against any Obligor remaining unsatisfied for a period of thirty (30) days if such judgment is deemed by Secured Party to be a material factor in the creditworthiness of the Obligor,
(v) death of any Obligor who is a natural person, (vi) dissolution, merger, consolidation or transfer of a substantial part of the property of any Obligor which is a corporation or a partnership, if such dissolution, merger, consolidation or transfer is deemed by Secured Party to be a material factor in determining the creditworthiness of such obligor, or (vii) falsity as of the date made in any material statement, representation or warranty of any Obligor in connection with any Contract (each, an "Obligor Default"), then and in any of such events, Debtor shall make a mandatory prepayment of the Loan by paying to Secured Party the Prepayment Amount with respect to the Contract within three Business Days of any such event, determined as of the date of prepayment.

         (d) Mandatory Partial Prepayment of Loans (Payment Shortfall). In the event that the aggregate principal balance on the Loans exceeds the Borrowing Base, then Debtor shall immediately make a mandatory partial prepayment of the Loans equal to the amount of such excess.

         (e) Substitution of Contracts. In lieu of payment of the Prepayment Amount with respect to the Contract, as provided in Section 9(b), (c) and (d) above, Debtor may offer Secured Party as a substitute a Contract ("Qualifying Contract") which has the same (or longer) term and the same or more favorable Payment requirements as the Contract to be prepaid, all as determined by Secured

Party in Secured Party's sole and reasonable discretion. If Secured Party determines, in its discretion that such Contract is a Qualifying Contract and that the Obligor under the Qualifying Contract has an acceptable credit quality and Secured Party accepts such Qualifying Contract in substitution for the Contract to be prepaid (it being acknowledged that Secured Party shall have no obligation to accept such Qualifying Contract), then the substitution shall occur upon Debtor's execution and delivery to Secured Party of such documents as Secured Party shall reasonably request, including an Assignment, to collaterally assign to Secured Party all of Debtor's right, title and interest in the Qualifying Contract, the Payments arising thereunder and all related Obligor Guaranties, and a first priority perfected security interest in the related Collateral. All the terms and conditions of this Agreement, including the eligibility requirements of Section 5 shall apply with respect to the substituted Qualifying Contract. The term of the Qualifying Contract, the amortization schedule for such Qualifying Contract and the Borrowing Limit and monthly payment for such Qualifying Contract shall all be deemed equal to the term, amortization schedule, Borrowing Limit and monthly payment of the Contract to be prepaid as of the date of substitution. Upon Debtor's assignment and Secured Party's acceptance of the Qualifying Contract as soon as practicable Secured Party will release to Debtor all of Secured Party's right, title and interest in the Contract which was to prepaid, any unpaid Payments due thereunder and the Equipment and Collateral securing the same. Upon the substitution of Qualifying Contract for a Contract subject to prepayment under this Section, Debtor shall be relieved of any further prepayment obligation with respect to the Contract originally subject to prepayment.

         (f) Mandatory Prepayment of All Loans. If an Event of Default occurs and is continuing, then upon demand by Secured Party Debtor shall immediately make a mandatory prepayment of all of the Loans by paying to Secured Party the aggregate Prepayment Amount of each of the Loans, determined as of the date of prepayment.

         (g) Determining Prepayment Amounts. The "Prepayment Amount" attributable to any Contract covered by a Loan shall be an amount equal to a pro rata portion of the unpaid principal and accrued interest on such Loan based on a ratio in which the Borrowing Limit of the Contract shall be the numerator and the aggregate Borrowing Limits of all Contracts covered by such Loan shall be the denominator.

         (h) Voluntary Prepayment. Debtor may make optional prepayment of any one or more of the Loans in all or in part (subject to paragraph a hereof) at any time without premium or penalty.

         10. Default.

         (a) Events of Default. Any of the following events or conditions shall constitute an "Event of Default" under this Agreement with respect to the Note and Collateral:

             (i) Non-payment within five (5) days of when due, whether by acceleration or otherwise, of any Indebtedness, time being of the essence.

             (ii) Failure by Debtor or Servicer to observe or perform and the continuance thereof for twenty (20) days after notice from Secured Party, any obligation, covenant, condition or agreement required to be observed or performed by Debtor or Servicer under this Agreement, the Note, Assignment, evidence of Indebtedness, or any Contract or any other default under this Agreement or any material provision of a Contract.

             (iii) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against Debtor, the General Partner, and/or Servicer, provided, however, that if any such proceeding is commenced against Debtor, General Partner or Servicer, an Event of Default will not occur unless such proceeding is not dismissed within sixty (60) days of filing.

             (iv) Making a general assignment by Debtor, General Partner or Servicer for the benefit of creditors; the appointment of a receiver or trustee for Debtor, General Partner or Servicer or for any of its assets; or the institution by or against Debtor, General Partner or Servicer of any kind of insolvency proceedings or any proceeding for the dissolution or liquidation of Debtor, General Partner, or Servicer; provided, however, that if an insolvency, dissolution or liquidation proceeding is filed against Debtor, General Partner or Servicer, an Event of Default will not occur unless such proceeding is not dismissed within sixty (60) days of filing.

             (v) (1) Failure to pay any indebtedness to Secured Party for borrowed money (other than the Indebtedness), when due after applicable notice and grace periods (whether by scheduled maturity required prepayment, acceleration, demand, or otherwise), or (2) failure to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed after applicable notice and grace periods, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

             (vi) Any representation, warranty or statement made herein or in any other document delivered in connection herewith or any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, false, misleading or incomplete in any material respect on the date as of which made or deemed made.

             (vii) A judgment(s) or attachment(s) for the payment of money in excess of $150,000 in the aggregate shall be rendered against the Debtor and such judgment(s) or attachment(s) shall not have been vacated, discharged, stayed or bothered pending appeal within thirty (30) days from the entry thereof.

             (viii) The transfer, encumbrance, or assignment of majority ownership or effective control of Debtor or General Partner.

             (ix) The occurrence of a material adverse change in the financial condition of Debtor or the General Partner.

             (x) Subordination or impairment by Debtor of Secured Party's first lien priority right, estate and interest in and to the Collateral.

         (b) Rights and Remedies upon Default. Upon the happening and during the continuation of any Event of Default Secured Party (i) may declare Debtor to be in Default hereunder and all or any part of the Indebtedness to be immediately due and payable without notice or demand; (ii) may, without any notice whatsoever, demand, collect and sue for any of the payments, Collateral or proceeds thereof and any funds represented by the Reserve and retain and apply such proceeds and funds against the Indebtedness, (iii) take whatever actions as are legally available to it in enforcing the rights or remedies under any or all of the Contracts, or to mitigate damages under the Contracts or to (but Secured Party, shall not be required to) cure any default of Debtor or provide for the performance of Debtor's obligations under the Contracts; (iv) terminate the Commitment and discontinue making any Loans pursuant to this Agreement; (v) shall have all of the rights and remedies of a secured party under the UCC and under any other applicable law from time to time in effect and (vi) may sue or take any other legal action to collect all the Indebtedness from Debtor. Secured Party may also exercise any additional remedies granted herein, in any other agreement now or hereafter in effect between Debtor and Secured Party, in any Contract, or otherwise granted by law or equity. Without limiting the generality of the foregoing, at all times and for any reason Secured Party shall have the right to (i) make a demand for payment of any Indebtedness which is payable upon demand and (ii) upon the third (3rd) occurrence of an Event of Default of the type described in Section 10(a)(i) above, provided that each such Event of Default results from the Debtor's failure to make payment when due to the Secured Party in an amount of no less than $50,000.00, confess judgment against the Debtor pursuant to Section 12(f) below. All rights and remedies of Secured Party under this Agreement, under the Contract, under the UCC, or otherwise shall be cumulative and exercisable concurrently or consecutively or in the alternative, at Secured Party's option.

         Without limiting the generality of the foregoing, Debtor expressly agrees that, after an Event of Default and during the continuation thereof, Secured Party may (i) subject to Obligor's right under the Contract, lawfully enter any premises where any Collateral (concerning which an Event of Default has occurred) may be without judicial process and take possession of the Collateral, (ii) directly bill and collect for Payments under the Contracts (and take such further actions with respect to the Collateral as provided in Section 8 hereof, and (iii) sell, lease or otherwise dispose of any or all of the Collateral.

         (c) Notice. Debtor agrees that any notice by Secured Party of the sale, lease or other disposition of Collateral or any other intended action under this
Section 10, whether required by the UCC or otherwise, shall constitute reasonable notice to Debtor or its successors, assigns or transferees if the notice is mailed by overnight mail via nationally recognized overnight carrier, at least ten (10) calendar days before the date of any public sale, lease or other disposition of the Collateral, or at least ten (10) calendar days before the date after which any private sale, lease or other disposition of the Collateral is to take place, to Debtor's address as specified in this Agreement or to any other address which Debtor has notified Secured Party in writing as the address to which notices shall be given to Debtor or Debtor's successors, assigns or transferees.

         (d) Effect of Sale of Collateral. Any sale by Secured Party whether under any power of sale hereby given or by virtue of judicial proceedings shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Debtor in and to the Collateral sold and shall be a perpetual bar, both at law and in equity, against Debtor, its successors and assigns, and against any all persons claiming the property sold or any part thereof under, by or through Debtor, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Debtor, its successors and assigns (subject, however, to the then existing rights, if any, of the obligor under the applicable Contract and to the rights and interest of Debtor, its successors and assigns, in the proceeds of such sale which are in excess of the amount required to satisfy the Indebtedness).

         (e) Application of Proceeds. The proceeds of any sale or collection of the Collateral or any part thereof, and the proceeds and the avails of any remedy hereunder shall be paid to and applied as follows:

             (i) To the payment of costs and expenses of foreclosure or suit, if any, and of such sale, and the reasonable compensation of the agents, attorneys, paralegals and counsel of Secured Party and of all expenses, liabilities and advances incurred or made hereunder by Secured Party, or the holder or holders of the Note, and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or other superior lien subject to which said sale may have been made;

             (ii) To the payment to the holder of the Note of the amount then owing or unpaid on the Note for principal, late charges and interest (first to late charges, then to interest and then to principal); and in case any such proceeds shall be insufficient to pay the whole amount so due upon the Note then to the payment of such principal, late charges and/or interest then owing on the Note as Secured Party or the holders of such Notes shall elect;

             (iii) To the payment of any other Indebtedness; and

             (iv) To the payment to Debtor of all sums remaining.

         11. Certain Defined Terms Not Defined Elsewhere in the Agreement.

         "Borrowing Base" shall mean the lesser of (i) $10,000,000 or (ii) the sum of the Borrowing Limits with respect to all outstanding Loans in the aggregate.

         "Borrowing Limit" means with respect to any individual Loan, the lesser of (i) Eighty-five percent (85%) of the all amounts presently due and owing to the Debtor from the underlying Eligible Contract or (ii) the original cost (less any advance payments) of the property leased and/or financed by the Debtor under the underlying Eligible Contract.

         "Business Day" shall mean any day, excluding Saturday and Sunday and excluding any other day which in the State of Pennsylvania is a legal holiday or a day on which banking institutions are authorized by law to close, or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on or the Contract Period for a Loan or a notice by the Debtor with respect to any such borrowing or continuation, payment, prepayment or Contract Period, any day which is also a day on which dealings in U.S. dollar deposits are carried out in the London Interbank Market.

         "Permitted Lien" means:

         (a) any encumbrance for taxes, assessments and governmental charges or liens not yet due or, if due, the validity of which is being diligently contested in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of Debtor;

         (b) any mechanics', construction, workers' or repairers' lien or other like encumbrance arising in the ordinary course of business for amounts the payment of which is either not yet due or, if due, the validity of which is being contested in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of Debtor;

         (c) any encumbrance arising out of any judgment or award, provided that the entry of such judgment or award does not constitute an Event of Default hereunder, with respect to which an appeal or proceeding for review is then being prosecuted in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of Debtor and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review;

         (d) any servitude, easement, restriction, right-of-way and other similar right in real or immovable property or any interest therein which will not in the aggregate materially impair the value, marketability or use of such property;

         (e) any encumbrance given (whether or not to the transferor), assumed or arising by operation of law after the date hereof to provide or secure or to provide the obligor with funds to pay the whole or part of the consideration for the acquisition of any asset and which is secured only by the asset being acquired by the obligor, and includes the renewal, extension or refinancing of any such encumbrance and of the indebtedness secured thereby upon the same asset if such indebtedness and the security therefore are not increased thereby;

         (f) any encumbrance given, assumed or arising by operation of law after the date hereof to provide or secure nonrecourse debt and includes the renewal, extension or refinancing of any such encumbrance and of the nonrecourse debt secured thereby upon the same asset if such indebtedness and the security therefore are not increased thereby;

         (g) any encumbrance given, assumed or arising by operation of law in favor of the Secured Party;

         (h) any encumbrance listed on Schedule 4(m) attached hereto; and

         (i) any encumbrance consented to in writing by the Secured Party.

         "Person" means an individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

         12. Miscellaneous.

         (a) Costs of Enforcement. Debtor agrees to pay all reasonable costs and expenses, including reasonable attorney's and paralegals' fees, expenses and court cost incurred by Secured Party in enforcing any of the provisions of this Agreement or in enforcing any obligations of Debtor contained in the Note or Assignment.

         (b) Waiver of Notice of Obligor Default. Debtor consents that, after the occurrence and during the continuation of an Event of Default and without affecting any of Debtor's liabilities or obligations hereunder or under the Note or Assignment, Secured Party may agree with any Obligor as to any commercially reasonable modification, alteration, release, compromise, extension, waiver, consent, or other similar or dissimilar indulgence of or with respect to any Contract.

         (c) Notices. Any notice under this Agreement shall be in writing and shall be delivered in person, by Federal Express, by United States first class mail, postage prepaid, or by telecopy and addressed:

             (i) if to Debtor, at Debtor's address set forth on the first page of this Agreement;

             (ii) if to Servicer, at Servicer's address set forth on the first page of this Agreement;

             (iii) if to Secured Party:

                   Sovereign Bank
                   Commercial Lending
                   3 Radnor Corporate Center, Suite 210
                   Radnor, PA  19087
                   Attention: Michael Hassett, Vice President
                   Telecopy No.: 610-526-6214

                   With a copy to:

                   Frey, Petrakis, Deeb, Blum, Briggs & Mitts, P.C. 1601 Market Street, Suite 2600
                   Philadelphia, PA  19103
                   Attention: Peter J. Deeb, Esquire
                   Telecopy No.:  215-563-5532

             (iv) to either part at any other address as such party may, by notice as herein provided, received by the other, designate as its address for all notices under this Agreement.

         (d) GOVERNING LAW; VENUE; JURISDICTION. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY SECURED PARTY IN PHILADELPHIA, PENNSYLVANIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. DEBTOR HEREBY (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (II) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT DEBTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW AND (IV) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SECURED PARTY OR ANY OF ITS DIRECTOR, OFFICERS, EMPLOYEES,

AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN A COUNTY IN PENNSYLVANIA WHERE SECURED PARTY MAINTAINS AN OFFICE. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR SECURED PARTY'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR SECURED PARTY'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR DEBTOR'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS ARISING OUT OF, OR RELATED TO, THIS AGREEMENT OR ANY DOCUMENTS RELATING HERETO OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR ANY RELATED DOCUMENTS.

         (e) Consequential Damages: Neither Secured Party nor agent or attorney of Secured Party shall be liable for any consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Indebtedness.

        (F) CONFESSION OF JUDGMENT: THE FOLLOWING SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 10(B) HEREOF. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST DEBTOR, DEBTOR, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR DEBTOR, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS DEBTOR HAS, OR MAY HAVE, TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING BEFORE ENTRY OF JUDGMENT UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. DEBTOR ACKNOWLEDGES THAT PURSUANT TO THIS WARRANT OF ATTORNEY, SECURED PARTY IS AUTHORIZED TO ENTER A JUDGMENT AGAINST DEBTOR WHICH WILL GIVE SECURED PARTY A LIEN AGAINST REAL PROPERTY AND WHICH MAY PERMIT SECURED PARTY TO, UTILIZING THE POWER OF STATE GOVERNMENT, SEIZE PERSONAL PROPERTY INCLUDING DEBTOR'S DEPOSIT ACCOUNTS. DEBTOR SPECIFICALLY ACKNOWLEDGES THAT SECURED PARTY HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN.


         DEBTOR HEREBY EMPOWERS ANY CLERK, OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR DEBTOR AFTER ANY EVENT OF DEFAULT, SUBJECT TO THE LIMITATIONS SET

FORTH IN SECTION 10(b) HEREOF, IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT HEREUNDER IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE AND CONFESS JUDGMENT AGAINST DEBTOR FOR ALL, OR ANY PART OF, THE OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING, THE UNPAID PRINCIPAL BALANCE AND ACCRUED INTEREST HEREUNDER, TOGETHER WITH ALL REASONABLE COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH, INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES, AND FOR SUCH PURPOSE THE ORIGINAL OR ANY PHOTOCOPY OF THIS AGREEMENT AND AN AFFIDAVIT OF SECURED PARTY OR SECURED PARTY'S COUNSEL AVERRING TO THE EVENT OF DEFAULT SHALL BE A GOOD AND SUFFICIENT WARRANT OF ATTORNEY. SUCH AUTHORIZATION SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME. DEBTOR HEREBY WAIVES ALL ERRORS AND RIGHTS OF APPEAL, AS WELL AS RIGHTS TO STAY OF EXECUTION AND EXEMPTION OF PROPERTY, IN ANY ACTION TO ENFORCE ITS LIABILITY HEREON.

         IN THE EVENT SECURED PARTY'S RECOVERY UPON SUCH CONFESSED JUDGMENT SHALL EXCEED THE AMOUNT OF OBLIGATIONS HEREUNDER, TOGETHER WITH SECURED PARTY'S REASONABLE AND ACTUALLY INCURRED COSTS AND EXPENSES, INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES, SECURED PARTY SHALL RETURN SUCH EXCESS AMOUNTS TO DEBTOR.

         (g) Successors and Assigns; Entire Agreement; Assignment by Secured Party. This Agreement shall be binding on, and inure to the benefit of, Secured Party and Debtor and their respective successors and assigns and contains the entire understanding and agreement with respect to the subject matter hereof. It is understood and agreed that from time to time Secured Party may assign (i) to one or more of Secured Party's affiliates, subsidiaries or subsidiaries of its affiliates, all of Secured Party's right, title and interest in any Loan, loan documents or Collateral; and with Debtor's prior consent (so long as no Event of Default or event which upon notice, lapse of time or both would constitute an Event of Default) to any other person or entity, and (ii) assign, transfer or grant participations (but not assignments) in this Agreement or any Loan, loan documents or Collateral, of not more than forty-nine percent (49%) interest to any person or entity.

         (h) Assignment of Debtor. This Agreement is not assignable by Debtor, by operation of law or otherwise, except to a party acquiring substantially all of Debtor's assets, employees and business and Debtor's obligations may not be delegated, except in connection therewith.

         (i) Secured Party's Reliance. All of the covenants, agreements, representations and warranties made by Debtor in this Agreement shall, notwithstanding any investigation by Secured Party, be deemed to be material to and to have been relied upon by Secured Party with respect to each Loan made by Secured Party pursuant to this Agreement. Secured Party's knowledge at any time of any breach of or non-compliance with any of such covenants, agreements, representations or warranties shall not constitute a waiver of any thereof. None of Secured Party's rights under this Agreement will be waived except by a writing signed by Secured Party and any such waiver will be effective only as to the matters expressly set forth in such writing.

         (j) Illegality. Secured Party's obligation to perform under this Agreement is limited by and subject to any and all applicable laws, rules and regulations. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Notwithstanding anything herein to the contrary, in no event shall interest, fees or charges payable under this Agreement, the Note or any Loan Document exceed those permitted by applicable law. Any provision of this Agreement, the Note or of any Loan Document which would otherwise charge or require payment of any interest, fee or charge in excess of the maximum permitted by applicable law shall be hereby amended to charge and require payment of only the maximum interest, fee or charge permitted by applicable law.

         (k) Perfection of Security Interest. Debtor authorizes Secured Party to file any financing statement or statements relating to the Collateral (without Debtor's signature thereon), and to take any other action deemed necessary or appropriate by Secured Party to perfect and to continue perfection of the Security Interest. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to execute financing statements in Debtor's name and to perform all other acts which Secured Party deems necessary or appropriate to perfect and protect the Security Interest. Such appointment is binding and coupled with an interest. Subject to the provisions of the Custodial Agreement, Debtor agrees to give Secured Party or its designees possession of any Collateral in its control or physical possession, possession of which is, in Secured Party's opinion, necessary or desirable to perfect or continue perfection of priority of the Security Interest. A photocopy of this Agreement is sufficient as a financing statement and may be filed as such if Secured Party so elects.

         (l) Offset. Without limiting any other right of Secured Party, whenever any Indebtedness owed to Secured Party is due and unpaid or whenever Secured Party has the right to declare any Indebtedness to be immediately due an payable, Secured Party may set off against the Indebtedness all monies then owed to Debtor by Secured Party in connection with a Loan, whether or not due.

         (m) Waiver of Notice of Dishonor and Protest, etc. Debtor waives dishonor, protest, presentment, demand for payment, notice of dishonor and notice of protest of any instrument at any time held by Secured Party with respect of which Debtor is any way liable and waives notice of any other action by Secured Party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DEBTOR:

LEASE EQUITY APPRECIATION FUND I, L.P.

         By: Leaf Asset Management, Inc., its general partner

         By:  _______________________
         Name:
         Title:


SERVICER:

LEAF FINANCIAL CORPORATION

         By:  _______________________
         Name:
         Title:


SECURED PARTY:

SOVEREIGN BANK

         By:_________________________
         Name:
         Title:

                                    EXHIBIT A

                                   MASTER NOTE

$10,000,000.00                                                       _____, 2004

         FOR VALUE RECEIVED, the undersigned LEASE EQUITY APPRECIATION FUND I, L.P. ("Debtor") promises to pay to the order of SOVEREIGN BANK together with any other holder hereof, "Lender"), at its office at 3 Radnor Corporate Center, Radnor, PA 19087 or at such other place as Lender may from time to time designate in writing, without grace, the principal sum of TEN MILLION DOLLARS ($10,000,000.00) or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal from time to time outstanding at the rate per annum set forth in the Credit Agreement (as defined below). Principal and interest owing under this Note shall be payable as provided in the Credit Agreement.

         In the event that any payment of principal or interest is not made within five (5) days of the date when due hereunder, whether at its stated maturity, by acceleration or otherwise, it is hereby agreed that Lender shall have the option of collecting, on demand, interest on the unpaid amount of such delinquent payment from the day when due until the day when paid, at a rate equal to the Default Rate, provided however, that in no event shall the rate of interest charged exceed the maximum rate permitted by applicable law.

         Interest owing under this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments made hereunder shall at Lender's option be applied first to late charges, then to accrued interest, then to principal. All amounts owing under this Note shall be payable in lawful money of the United States of America which, as at the time of payment, shall be legal tender for the payment of public and private debts and shall be payable without relief or benefit of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing.

         This Note is secured by that certain (i) Revolving Credit Agreement and Assignment of even date herewith (the "Credit Agreement") among Debtor, Lender and LEAF Financial Corporation, (ii) the Continuing Service Guaranty of even date herewith from Resource America, Inc., and (iii) Assignments issued pursuant to the Credit Agreement, under which a security interest is granted in favor of Lender, which together with all other agreements, instruments and documents delivered in connection therewith and herewith, are hereinafter sometimes referred to as the "Loan Documents".

         In the event of any default, after applicable notice and cure periods, in the payment or performance of any liability or obligation owing under this Note, under any of the Loan Documents, or under any other instrument, document or agreement executed by or binding on Debtor in favor of Lender, Lender may during the continuation of such default declare this Note, all interest hereunder and all other amounts payable hereunder to be immediately due and payable, without further notice or demand of any kind. In addition, upon the occurrence and during the continuation of any such default, Lender shall have all other rights and remedies existing in Lender's favor at law or in equity or provided for in any of the Loan Documents or in any of such other instruments, documents, or agreements. The rights and remedies of Lender as provided herein, in the Loan Documents, in such other instruments, documents, and agreements, at law and in equity shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any other event.

         Voluntary prepayments of this Note are permitted as more fully provided in the Credit Agreement. Mandatory prepayment in full of this Note shall be required to be paid upon the occurrence of certain events and within the times provided in the Credit Agreement.

         Notwithstanding anything herein to the contrary, in no event shall interest, fees or charges payable under this Note or any Loan Document exceed those permitted by applicable law. Any provision of this Note or of any Loan Document which would otherwise charge or require payment of any interest, fee or charge in excess of the maximum permitted by applicable law shall be hereby amended to charge and require payment of only the maximum interest, fee or charge permitted by applicable law.

         Debtor waives presentment and demand for payment, dishonor, notice of dishonor, protest and notice of protest of this Note. Debtor agrees to pay all of Lender's reasonable costs and expenses of collection, including reasonable attorneys' and paralegals' fees and expenses.

         If more than one party shall execute this Note, the term "Debtor" as used herein shall mean all parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. The provisions of this Note shall be binding upon Debtor and its heirs, personal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

         THE LOAN EVIDENCED HEREBY HAS BEEN MADE, AND THIS NOTE HAS BEEN DELIVERED, AT PHILADELPHIA, PENNSYLVANIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE COMMONWEALTH OF PENNSYLVANIA. DEBTOR HEREBY (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS;

(II) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT DEBTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN A COUNTY WHERE DEBTOR MAINTAINS AN OFFICE IN PENNSYLVANIA. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. DEBTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS NOTE.

         CONFESSION OF JUDGMENT: THE FOLLOWING SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER SUBJECT TO THE LIMITATIONS OF SECTION 10(B) OF THE CREDIT AGREEMENT. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST DEBTOR, DEBTOR, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR DEBTOR, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS DEBTOR HAS, OR MAY HAVE, TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING BEFORE ENTRY OF JUDGMENT UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. DEBTOR ACKNOWLEDGES THAT PURSUANT TO THIS WARRANT OF ATTORNEY, LENDER IS AUTHORIZED TO ENTER A JUDGMENT AGAINST DEBTOR WHICH WILL GIVE LENDER A LIEN AGAINST REAL PROPERTY AND WHICH MAY PERMIT LENDER TO, UTILIZING THE POWER OF STATE GOVERNMENT, SEIZE PERSONAL PROPERTY INCLUDING DEBTOR'S DEPOSIT ACCOUNTS. DEBTOR SPECIFICALLY ACKNOWLEDGES THAT LENDER HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN.


         DEBTOR HEREBY EMPOWERS ANY CLERK, OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR DEBTOR AFTER ANY EVENT OF DEFAULT, SUBJECT TO THE LIMITATIONS OF
SECTION 10(B) OF THE CREDIT AGREEMENT, IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT HEREUNDER IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE AND CONFESS JUDGMENT AGAINST DEBTOR FOR ALL, OR ANY PART OF, THE OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING, THE UNPAID PRINCIPAL BALANCE AND ACCRUED INTEREST HEREUNDER, TOGETHER WITH ALL REASONABLE COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH, INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES, AND FOR SUCH

PURPOSE THE ORIGINAL OR ANY PHOTOCOPY OF THIS AGREEMENT AND AN AFFIDAVIT OF LENDER OR LENDER'S COUNSEL AVERRING TO THE EVENT OF DEFAULT SHALL BE A GOOD AND SUFFICIENT WARRANT OF ATTORNEY. SUCH AUTHORIZATION SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME. DEBTOR HEREBY WAIVES ALL ERRORS AND RIGHTS OF APPEAL, AS WELL AS RIGHTS TO STAY OF EXECUTION AND EXEMPTION OF PROPERTY, IN ANY ACTION TO ENFORCE ITS LIABILITY HEREON.

         IN THE EVENT SECURED PARTY'S RECOVERY UPON SUCH CONFESSED JUDGMENT SHALL EXCEED THE AMOUNT OF OBLIGATIONS HEREUNDER, TOGETHER WITH SECURED PARTY'S REASONABLE AND ACTUALLY INCURRED COSTS AND EXPENSES, INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES, SECURED PARTY SHALL RETURN SUCH EXCESS AMOUNTS TO DEBTOR.

         If this Note is not dated when executed by Debtor, Lender is hereby authorized, without notice to Debtor, to date this Note as of the date when the first loan evidenced hereby is made. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                    LEASE EQUITY APPRECIATION FUND I, L.P.

                                    By: LEAF Asset Management, Inc., its
                                        general partner

                                    By:_________________________
                                    Name:
                                    Title:

                                    Debtor's Address:
                                    -----------------
                                    1845 Walnut Street, 10th Floor
                                    Philadelphia, Pennsylvania  19103

                                    EXHIBIT B

                                   ASSIGNMENT

FOR VALUE RECEIVED and pursuant to a Revolving Credit Agreement and Assignment dated May ___, 2004 (the "Agreement"), between the undersigned and SOVEREIGN BANK (the "Assignee"), the undersigned hereby grants a security interest in, and collaterally assigns to the Assignee, all of the undersigned's right, title and interest in and to:

         (i) Contracts. All lease agreements, conditional sale contracts, pay-per-use agreements, notes, security agreements and/or financing documents and agreements described on Schedule A hereto entered into between undersigned as lessor, seller, provider or lender and the entity named therein as lessee, purchaser, user or borrower (together with any guarantors or other parties obligated in respect of the Contracts, an "Obligor" or the "Obligors"), together with any master lease agreements or other documents which relate to the above described documents (collectively the "Contracts").

         (ii) Goods. All goods and other property and rights covered by any Contract, together with all accessories, accessions, attachments and appurtenances appertaining or attached to or used in connection with any of such property, whether now owned or hereafter acquired (the "Equipment").

         (iii) Obligor Guaranties. All guaranties given to undersigned, or under which undersigned has rights, by any person or entity guaranteeing the payment and/or performance of any Contract (an "Obligor Guaranty").

         (iv) Rights and Payments. All right, title and interest of undersigned in, under and to the Contracts, and all rents and other sums due and to become due thereunder, including Any and all extensions or renewals thereof ("Payments").

         (v) Software. All software products and license agreements or rights covered under any Contract (to the extent the undersigned has transferable rights in such Software).

         (vi) Other Security. All instruments, documents of title, accounts, general intangibles or money in each case related to or other property of any kind securing the payment of any Contract except as the same may now or hereafter be pledged or sold to Information Leasing Corporation pursuant to the Master Program Agreement dated September 29, 2003 or to ALFA Financial Corporation, OFC Capital Division pursuant to the Master Loan and Security Agreement dated November 26, 2003, as both may hereafter be amended.

         (vii) Substitutions, Renewals, Replacements, Improvements. All enhancements to and substitutions, renewals and replacements of, and improvements to any of the foregoing.

         (viii) Proceeds. All cash and noncash proceeds of any of the foregoing including insurance proceeds and casualty loss payments.

         The Aggregate Borrowing Limit of the Contracts assigned hereby is $_________ and the Borrowing Limit attributable to each Contract is listed on the attached Schedule A hereto.

         Notwithstanding anything herein or in the Agreement to the contrary, the undersigned has not assigned or delegated, and the Assignee has not assumed or promised to perform, any of the undersigned's duties or obligations under the Contract or with respect to any property referred to in or covered by the Contract.

         The terms and conditions of this Assignment, including, but not limited to, the undersigned's warranties with respect to the Contract and the undersigned's obligations to the Assignee with respect to such Contract, are as provided for in the Agreement, to which reference is hereby made for a statement thereof. The term "Payments" as used in this Assignment shall have the same meaning herein as in the Agreement.

         This Assignment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the Commonwealth of Pennsylvania.

         This Assignment shall be binding upon and inure to the benefit of the undersigned and the Assignee and their respective successors and assigns.


Dated:_______________               LEASE EQUITY APPRECIATION FUND I, L.P.

                                    By: LEAF Asset Management, Inc., its
                                        general partner


                                          By:________________________
                                          Name:
                                          Title:

Debtor's Address:

1845 Walnut Street, 10th Floor
Philadelphia, Pennsylvania  19103

                             SCHEDULE A TO EXHIBIT B
                             -----------------------

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                            WAREHOUSE FUNDING REPORT
                            DATED: ___________, 200__

LEASE EQUITY APPRECIATION FUND I, L.P.                                       SOVEREIGN BANK


                        -----------------------------------------------               ---------------- -----------------
                        Discount Rate                                                  Advance Rate     85%
                        -----------------------------------------------               ---------------- -----------------
                                                          Equipment     Remaining                                        Advance
                                                          Cost          Term          CBR              NPV               Amount
-------------------------------- ---------------------------------- ------------- ------------- ---------------- -----------------
# Number                         Name
                                                                             -------------               ---------------- ----------

                                                                             -                           -                -

Total

                             SCHEDULE B TO EXHIBIT B
                             -----------------------

                             (FORM OF LOAN REQUEST)




Date

Sovereign Bank
Address

Attention: _____

Dear _____ :

This is in reference to the warehouse facility that was put into place on XXX. The bank information for LEAF I, L.P. is as follows:

Account name: LEAF I L.P.
Account number -XXXXXX
Bank: _________
ABA # ________


The Assignment Agreement for our 1st draw for 2004 against the line is attached with the appropriate schedule. This draw will utilize 30 day Libor at a rate of
XX. The funding amount of XX we seek into our account by XXXX.

Please advise if you have any questions or comments. Thank you for your consideration.

Sincerely,

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE
                         (TO BE FURNISHED ON LETTERHEAD)


SOVEREIGN BANK
Commercial Lending
3 Radnor Corporate Center, Suite 210
Radnor, PA  19087
Attention:        [_______________]

Re: The Revolving Credit Agreement and Assignment, dated as of May __, 2004 (herein called, together with any amendments from time to time made thereto, the "Agreement"), between LEASE EQUITY APPRECIATION FUND I, L.P. ("Debtor") and SOVEREIGN BANK ("Secured Party").

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement. For purposes hereof, section and subsection references herein relate to sections and subsection references of the Agreement, and bracketed amounts or ratios refer to the maximum or minimum amounts or ratios required under the relevant sections of the Agreement.

         Debtor hereby delivers to Secured Party, together with the financial statements required pursuant to Section 6(a) of the Agreement, this Compliance Certificate for the accounting period from ________, 20__ to __________, 20__. (Insert dates representing the fiscal period covered by this Certificate).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         (1) I am the duly elected ____________ of the General Partner;

         (2) I have reviewed the terms of the Agreement, and have made, or have caused to be made under my supervision, a review (which in the case of quarterly or annual certificates was a detailed review) of the financial condition of the Debtor during the accounting period covered by the attached financial statements;

         (3) The examinations described in paragraph (2) did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a default of any covenant, agreement or obligation of Debtor to Secured Party set forth in the Agreement, or any Loan subject to the Agreement during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate; and

         (4) Attached hereto are the detailed computations necessary to determine whether Debtor is in compliance with Section 6(l) of the Agreement as of the end of the during the accounting period covered by the attached financial statements.

         I hereby certify in my above-described capacity that the information set forth above is accurate as of ________, 20__ to the best of my knowledge after diligent inquiry.

Dated:______________, 20__

                                          LEASE EQUITY APPRECIATION FUND I, L.P.

                                           By: LEAF Asset Management, Inc.,
                                               its general partner

                                                 By:_________________________
                                                 Name:
                                                 Its:

                                    EXHIBIT D

                           CONTINUING SERVICE GUARANTY

        To induce SOVEREIGN BANK, a national banking association ("Lender"), to extend loans to LEASE EQUITY APPRECIATION FUND I, LP, a Delaware limited partnership ("Borrower"), as contemplated by that certain Revolving Credit and Agreement and Assignment dated of even date herewith by and between Lender and Borrower (the "Credit Agreement") and in consideration of such other good and valuable consideration, the receipt of which is hereby acknowledged, RESOURCE AMERICA, INC., a Delaware corporation ("Guarantor"), hereby absolutely and unconditionally guarantees to Lender the prompt performance when due of any and all administrative services and all non-monetary terms, covenants and conditions of any kind, nature or character to be performed by LEAF FINANCIAL CORPORATION, a Delaware corporation ("Servicer") as Servicer under Section 8 of the Credit Agreement (the "Servicing Obligations") by or on behalf of itself or Borrower for the benefit of Lender. This Continuing Service Guaranty (this "Guaranty") shall extend to all amendments, additional schedules, supplements, modifications, renewals, replacements or extensions to the Servicing Obligations. For the purposes of this Guaranty, the Servicing Obligations shall include all Servicing Obligations delegated or subcontracted to any subsidiary or affiliate of LEAF Financial Corporation, but not including monetary damages resulting from the failure of Guarantor to perform the Servicing Obligations.

        This is an absolute, unconditional and continuing guaranty and shall remain in full force and effect so long as any of Borrower's or Servicer's obligations under the Credit Agreement have not been fully performed. This Guaranty shall extend to and cover renewals of any claims hereby guaranteed or extensions of time for performance thereof and shall not be affected by any change in the terms and conditions of the Credit Agreement or by any surrender, exchange, acceptance or release by Lender of any security held by it for, or by the release in whole or in part of any other guarantor or guarantors of, the claims hereby guaranteed. Notice of acceptance of this Guaranty, notice of extensions of credit to Borrower, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest are hereby waived.

        The Lender in its sole discretion may determine the period of time which must elapse prior to making demand under this Guaranty and Lender need not exhaust any of its remedies against Borrower or Servicer under the Credit Agreement before having recourse against the undersigned under this Guaranty.

        This Guaranty shall inure to the benefit of and bind the parties hereto, their successors and assigns. Lender may, at its option, assign this Guaranty to any other party.

        THE UNDERSIGNED HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS GUARANTY OR ARISING IN ANY WAY FROM THE TRANSACTIONS INVOLVING LENDER AND BORROWER.

        The undersigned warrants that it has the corporate power to execute this Guaranty, that all the necessary corporate actions have been taken to permit the undersigned to give this Guaranty, and that the person(s) executing this Guaranty is (are) duly empowered to do so on behalf of the undersigned.

        This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

              IN WITNESS WHEREOF, the parties have executed this Guaranty as of date first written above.

                                             GUARANTOR:

                                             Resource America, Inc., a Delaware
                                             corporation


                                             By___________________________
                                             Name:
                                             Title:

                         EXHIBIT E

                                                 LEAF FUND I, L.P.

                                                  SOVEREIGN BANK

                                                   AGING REPORT




                         AS OF MARCH 31,        AS OF FEBRUARY 29,       AS OF JANUARY 31,       AS OF DECEMBER 31,
                         ---------------        ------------------       -----------------       ------------------
                               2004                    2004                    2004                     2003
                         ---------------          ---------------         ---------------         ---------------
                                    % OF                     % OF                    % OF                    % OF
                         AMOUNT    TOTAL          AMOUNT    TOTAL         AMOUNT    TOTAL         AMOUNT    TOTAL
                         ------    -----          ------    -----         ------    -----         ------    -----

                                               (In $'s, except for     (In $'s, except for
                                                   percentage)             percentage)
NET INVESTMENT           $ -                      $  -                    $ -                     $  -

31 - 60 DAYS             $ -         0.0%         $  -        0.0%        $ -         0.0%        $  -        0.0%

61 - 90 DAYS               -         0.0%            -        0.0%          -         0.0%           -        0.0%

91 - 120 DAYS              -         0.0%            -        0.0%          -         0.0%           -        0.0%

121 - 150 DAYS             -         -               -        -             -         -              -        -

151 - 180 DAYS             -         -               -        -             -         -              -        -

181+ DAYS                     0      0.0%              0      0.0%             0      0.0%             0      0.0%
                         ------    -----          ------    -----         ------    -----         ------    -----
TOTAL DELINQUENCIES      $ -        0.00%         $  -       0.00%        $ -        0.00%        $  -       0.00%
                         ======    =====          ======    =====         ======    =====         ======    =====

  Leaf I
    Report date:
                   6/__/2004



             $0.00


             $0.00
             $0.00
             $0.00
             $0.00




    $          -
             $0.00
             $0.00


             $0.00


             $0.00




             $0.00
             =====


             $0.00


    $          -

             $0.00

             $0.00
             =====



             $0.00




    $10,000,000.00

    $10,000,000.00

                                                           EXHIBIT F
Borrowing Base Summary: SOVEREIGN BANK, MAY __TH 2004
-----------------------------------------------------
                                                                                                 Leaf I
                                                                                                   Report date:
                                                                                                                6/__/2004
I. BORROWING BASE VALUE CALCULATION

                              A. BORROWING BASE AS OF APRIL __ST 2004
                                                                                                                             $0.00

                              B. INELIGIBLE COLLATERAL (SUBTRACT OUT) AS OF:
                                            1. 60 days past due                                                              $0.00
                                            2. Lessee in default/bankruptcy/insolvent/etc.                                   $0.00
                                            3. Prepaid Leases                                                                $0.00
                                 TOTAL REDUCTIONS FOR INELIGIBLE COLLATERAL
                              (1+2+3):                                                                                       $0.00


                              C. DEALS REPURCHASED IN CURRENT MONTH

                                            Principal paydown:                                                               $   -
                                            Adjustment(s) for partial fundings, upfront fees, misc.                          $0.00
                                 TOTAL ADJUSTMENT FOR SALE(S) TO OTHER FACILITIES                                            $0.00

                              D. SUBSTITUTIONS OF COLLATERAL
                                            85% advance against the NPV                                                      $0.00

                              E. ADDITIONS OF COLLATERAL TO BORROWING BASE
                                            85% advance against the NPV                                                      $0.00


                              F. TOTAL BORROWING BASE VALUE AS OF:                        5/__/2004
                                            (May Payments Forward)
                                                                                                                             $0.00
                                                                                                                             =====
II. LOANS

                              G. LOANS OUTSTANDING AT BEGINNING OF PERIOD                                                    $0.00


                              H. REPAYMENTS IN CASH AS OF:                                5/__/2004                          $   -

                              I. NEW LOAN REQUESTS (TAKEDOWNS)                                                               $0.00

                              J.  TOTAL LOANS OUTSTANDING (H+I+J) AS OF:                  5/__/2004                          $0.00
                                                                                                                             =====

III. BORROWING BASE AVAILABILITY: COMPARES PART I WITH PART II.

                              K. BORROWING BASE AGAINST TOTAL LOANS AS OF:                5/__/2004                          $0.00
                                            (F MINUS J; SHOULD NOT BE A NEGATIVE NUMBER)

IV. CREDIT LINE AVAILABILITY

                              L. CURRENT CREDIT LIMIT                                                               $10,000,000.00

                              M. NET AVAILABILITY ON CREDIT LINE AS OF:                   5/__/2004                 $10,000,000.00

                                  SCHEDULE 4(E)

                                      NONE

                                  SCHEDULE 4(G)


Administrative Services
American Business Machines
American Enterprise Leasing
AXIS capital Inc
CREEKRIDGE CAPITAL LLC
HVAC Capital Corporation
LEAF FINANCIAL CORPORATION
Times Financial
UCF UNICYN FINANCIAL
Unistar Leasing
UNITED COMPUTER CAPITAL CORP.
VA Resources

                                  SCHEDULE 4(M)

Master Program Agreement with Information Leasing Corporation dated September 29, 2003

Master Loan and Security Agreement with OFC Capital, a division of ALFA Financial Corporation, dated November 26, 2003

                                  SCHEDULE 4(Q)

                                      NONE

                                  SCHEDULE 6(O)